                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: July 7, 2000
               (Date of earliest event reported: June 30, 2000)



                                 PEAPOD, INC.
            (Exact name of Registrant as Specified in Its Charter)


          Delaware                            0-22557                    36-4118175
  (State or Other Jurisdiction        (Commission File Number)         (I.R.S. Employer
of Incorporation or Organization)                                   Identification Number)


         9933 Woods Drive, Skokie, Chicago, Illinois         60077
          (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code:  (847) 583-9400


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

         On April 14, 2000, the Registrant entered into a Purchase Agreement (the "Purchase Agreement") with Koninklijke Ahold N.V. ("Ahold"). Under the Purchase Agreement, subject to certain conditions, including stockholder approval of the transaction, the Registrant agreed to issue and sell to Ahold, and Ahold agreed to purchase from the Registrant, for an aggregate purchase price of $72,637,024 (the "Purchase Price"), 726,371 shares (the "Shares") of the Registrant's Series B Convertible Preferred Stock, par value $.01 per share, and warrants (the "Warrants") to purchase 32,894,270 shares of the Registrant's common stock. On June 30, 2000, the Registrant's stockholders approved the transaction and the Registrant issued the Shares and Warrants to Ahold in exchange for payment of the Purchase Price.

         In connection with the transaction with Ahold, Registrant amended both its Restated Certificate of Incorporation and its Restated By-laws, effective as of June 30, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Businesses Acquired:
         --------------------------------------------

         Not applicable.

(b)      Pro Forma Financial Information:
         --------------------------------

         Not applicable.

(c)      Exhibits:
         ---------

         99.1 Certificate of Amendment of Restated Certificate of Incorporation

         99.2 Restated By-laws.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PEAPOD, INC.

                                            By: /s/ Dan Rabinowitz
                                                ------------------
                                                Dan Rabinowitz
                                                Senior Vice President and Chief
                                                Financial Officer
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                                 EXHIBIT INDEX
Exhibit
Number    Description of Exhibit
-------   ----------------------
*99.1     Certificate of Amendment of Restated Certificate of Incorporation
*99.2     Restated By-laws.


_____________________
*    Filed herewith.